Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 15th day of January, 2009, by and among COMPX INTERNATIONAL INC. (the “Borrower”), COMPX SECURITY PRODUCTS INC., COMPX PRECISION SLIDES INC., COMPX MARINE INC., CUSTOM MARINE INC. (f/k/a CUSTOM MARINE ACQUISITION, INC.), LIVORSI MARINE, INC., WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as Administrative Agent (in such capacity, the “Administrative Agent”) and a Lender, COMPASS BANK and COMERICA BANK (collectively with Wachovia referred to herein as the “Lenders”).

R E C I T A L S:

The Borrower, the Administrative Agent and the Lenders have entered into a certain Credit Agreement dated as of December 23, 2005, as amended by the First Amendment thereto dated as of October 16, 2007 (as so amended, the “Credit Agreement”).  Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.  In connection with the Credit Agreement, the Subsidiary Guarantors have executed the Subsidiary Guaranty Agreement in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders.

The Borrower and the Subsidiary Guarantors have requested that the Administrative Agent and the Lenders extend the term of the Credit Agreement, and, subject to the terms and conditions in this Amendment and in the Credit Agreement, as amended hereby, the Administrative Agent and the Lenders have agreed to such extension.

In connection with the extension of the term of the Credit Agreement, the Lenders, the Administrative Agent, the Subsidiary Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of these Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:

SECTION 1.  Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2.  Amendments.  The Credit Agreement is hereby amended as set forth in this Section 2.

(a)           Amendments to Section 1.1.  Section 1.1 of the Credit Agreement is amended as follows:

(1)           By amending and restating the definition of “Base Rate” set forth therein to read in its entirety as follows:

“ “Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 1/2 of 1% and (c) the one-month LIBOR Rate plus 3.25%.  Each change in the Base Rate shall take effect simultaneously (x) in the case of clauses (a) and (b), with the corresponding change or changes in the Prime Rate or  the Federal Funds Rate or (y) in the case of clause (c), on the first day of each calendar month, and if such day is not a Business Day (including for purposes of this definition, a Business Day described in clause (b) of the definition of Business Day), then on the immediately preceding Business Day.”

(2)           By deleting the definition of “Calculation Date” set forth therein; and

(3)           By amending and restating the definition of “Consolidated Net Worth” set forth therein to read in its entirety as follows:

“ “Consolidated Net Worth”  means, with respect to the Borrower and its Subsidiaries, on any date of determination, the total stockholders’ equity (including capital stock, additional paid-in capital and retained earnings after deducting the treasury stock) of the Borrower and its Subsidiaries appearing on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP (excluding on a cumulative basis any adjustments for foreign currency translation).”

(4)           By inserting the following new definition in appropriate alphabetical order to read in its entirety as follows:

 “ “Initial Extension Date”  means January 15, 2009.”

(b)           Amendment to Section 2.8.  Section 2.8 of the Credit Agreement is amended and restated to read in its entirety as follows:

“SECTION 2.8  Termination of Credit Facility.  The Credit Facility shall terminate on the earliest of (a) January 15, 2012, (b) the date of termination by the Borrower pursuant to Section 2.7 or (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).”

(c)           Amendment to Section 4.1.  Clause (c) of Section 4.1 of the Credit Agreement is amended and restated to read in its entirety as follows:

“(c) “Applicable Margin” shall mean:  (i) in the case of each LIBOR Rate Loan, 3.25% and (ii) in the case of each Base Rate Loan, 1.00%.”

(d)           Amendment to Section 4.3.  Clause (a) of Section 4.3 of the Credit Agreement is amended and restated to read in its entirety as follows:

“(a)           Commitment Fee.  Commencing on the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to 0.50% on the average daily unused portion of the Aggregate Commitment; provided that the amount of outstanding Swingline Loans and Alternative Currency Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating such commitment fee with regard to any Lender other than the Swingline Lender (as to outstanding Swingline Loans) and the Alternative Currency Lender (as to outstanding Alternative Currency Loans).  The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 2009, and on the Revolving Credit Termination Date.  Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders’ respective Commitment Percentages.”

(e)           Amendment to Section 9.2.  Section 9.2 of the Credit Agreement is amended and restated to read in its entirety as follows:

“SECTION 9.2  Consolidated Net Worth.  Permit, at any time, Consolidated Net Worth to be less than $77,000,000.”

(f)           Amendments to Section 10.3.  Section 10.3 of the Credit Agreement is amended as follows:

(1)           by amending clause (c) of such Section to (A) insert the word “and” at the end of subsection (x) therein and (B) insert a new subsection (xi) at the end of such clause (c) to read in its entirety as follows:

“(xi) without the prior written consent of the Required Lenders, the Costs of Acquisition of the Permitted Acquisition (regardless of the form of consideration) together with the aggregate Costs of Acquisition of all other Permitted Acquisitions pursuant to this Section 10.3(c) shall not exceed $20,000,000 during the period from and including the Initial Extension Date to the termination of this Credit Facility; provided that, for purposes of this subsection (xi), the Required Lenders shall in no event consist of fewer than two Lenders;”

(2)           by amending subsection (ii) of clause (d) of such Section to replace the text “during the term of this Agreement” appearing therein with the text “during the period from and including the Initial Extension Date to the termination of this Credit Facility”; and

(3)           by deleting clause (h) of such Section in its entirety, adding the word “and” immediately after the semicolon in clause (f) of such Section and replacing the text “; and” at the end of clause (g) of such Section with a period.

(g)           Amendment to Section 10.5.  Section 10.5 of the Credit Agreement is amended by replacing the text “during the term of this Agreement” appearing in clause (h) of such Section with the text “during the period from and including the Initial Extension Date to the termination of this Credit Facility”.

(h)           Amendment to Section 10.6.  Clause (e) of Section 10.6 of the Credit Agreement is amended and restated to read in its entirety as follows:

“(e) in addition to transactions permitted under subsection (c) above, the Borrower may pay cash dividends on its capital stock, purchase, redeem, retire or otherwise acquire, directly or indirectly, shares of its capital stock (including purchases of treasury stock), or make distributions of cash, property or assets among its shareholders in an aggregate amount not to exceed, during the period from and including the Initial Extension Date to the termination of this Credit Facility, the sum of (i) $20,000,000 plus (ii) an amount equal to fifty percent (50%) of aggregate Net Income of the Borrower and its Subsidiaries since September 30, 2008.”

(i)           Amendment to Section 11.1.  Clause (d) of Section 11.1 of the Credit Agreement is amended by deleting the text “(during which time the Applicable Margin shall be based on Pricing Level I)” appearing therein.

SECTION 3.  Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions:

(a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b) receipt by the Administrative Agent of all documents which the Administrative Agent may reasonably request;

(c) the fact that the representations and warranties of the Borrower and Subsidiary Guarantors contained in Section 5 of this Amendment shall be true on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true on and as of such earlier date; and

(d) all other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 4.  No Other Amendment.  Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect.  On and after the Second Amendment Effective Date (as defined in Section 7 of this Agreement), all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  This amendment shall constitute a Loan Document under the terms of the Credit Agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended.  The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Borrower and Subsidiary Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed.  The Borrower and Subsidiary Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 5.  Representations and Warranties.  The Borrower and Subsidiary Guarantors hereby represent and warrant to each of the Lenders as follows:

(a) No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lenders on the date hereof.

(b) The Borrower and Subsidiary Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Subsidiary Guarantors and constitutes the legal, valid and binding obligations of the Borrower and Subsidiary Guarantors enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the performance by the Borrower and Subsidiary Guarantors hereunder does not and will not, as a condition to such execution, delivery and performance, require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Subsidiary Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Subsidiary Guarantor or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower, or any Subsidiary Guarantor is party or by which the assets or properties of the Borrower, and Subsidiary Guarantors are or may become bound.

(e) The Collateral Agreement continues to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Agreement and prior to all Liens other than Liens permitted under Section 10.2 of the Credit Agreement.

SECTION 6.  Counterparts; Governing Law.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 7.  Effective Date.  This Amendment shall be effective as of January 15, 2009 (such date, the “Second Amendment Effective Date”).

SECTION 8.  Expenses.  The Borrower and Subsidiary Guarantors agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

SECTION 9.  Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SECTION 10.  Consent by Subsidiary Guarantors.  The Subsidiary Guarantors consent to the foregoing amendments.  The Subsidiary Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Subsidiary Guaranty Agreement, said Subsidiary Guaranty Agreement being hereby ratified and affirmed in all respects.  The Subsidiary Guarantors hereby expressly agree that the Subsidiary Guaranty Agreement is in full force and effect.

SECTION 11.  Amendment and Extension Fee.  The Borrower and Subsidiary Guarantors shall pay to the Administrative Agent for the account of each Lender an amendment and extension fee in an amount equal to 0.10% of the Aggregate Commitment, which amendment and extension fee shall be fully earned and due and payable on the date of this Amendment.

SECTION 12.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.  Waiver of Claims or Defenses.  The Borrower and Subsidiary Guarantors represent that none of them has any set-offs, defenses, recoupments, offsets, counterclaims or other causes of action against the Administrative Agent or the Lenders relating to the Loan Documents and the indebtedness evidenced and secured thereby and agree that, if any such set-off, defense, counterclaim, recoupment or offset otherwise exists on the date of this Amendment, each such defense, counterclaim, recoupment, offset or cause of action is hereby waived and released forever.

SECTION 14.  Release of Claims.  For and in consideration of the obligations set forth herein and intending to be legally bound hereby, the Borrower and Subsidiary Guarantors do remise, release and forever discharge the Administrative Agent and the Lenders, and their respective successors and assigns, of and from and all manner of actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of whatsoever nature, in law, in equity or in admiralty, direct or indirect, known or unknown, matured or not matured, including for contribution and/or indemnity, that the Borrower or any Subsidiary Guarantor ever had or now has, including, without limitation, those with respect to any and all matters alleged or which could have been alleged, with respect to the Loan Documents or the making or administration of the Loans up to and including the date of this Amendment.  The general release hereby entered into and executed by Borrower and Subsidiary Guarantors is intended by Borrower and Subsidiary Guarantors to be final, complete and total as to all matters that have arisen or occurred up to and including the date of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

[CORPORATE SEAL]                                                                                  COMPX INTERNATIONAL INC.

By: /s/Darryl R. Halbert (SEAL)
Name: Darryl R. Halbert
Title: Chief Financial Officer

[CORPORATE SEAL]                                                                                  COMPX SECURITY PRODUCTS INC.

By: /s/Darryl R. Halbert (SEAL)
Name: Darryl R. Halbert
Title: Chief Financial Officer

[CORPORATE SEAL]                                                                                  COMPX PRECISION SLIDES INC.

By: /s/Darryl R. Halbert (SEAL)
Name: Darryl R. Halbert
Title: Chief Financial Officer

[CORPORATE SEAL]                                                                                  COMPX MARINE INC.

By: /s/Darryl R. Halbert (SEAL)
Name: Darryl R. Halbert
Title: Chief Financial Officer

[CORPORATE SEAL]                                                                                  CUSTOM MARINE INC.

By: /s/Darryl R. Halbert (SEAL)
Name: Darryl R. Halbert
Title: Chief Financial Officer

[CORPORATE SEAL]                                                                                  LIVORSI MARINE, INC.

By: /s/Darryl R. Halbert (SEAL)
Name: Darryl R. Halbert
Title: Chief Financial Officer

Signature page to Second Amendment

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By: /s/Thomas F. Snider
Name: Thomas F. Snider
Title: Senior Vice President

[Signature pages continued on the following page]

COMPASS BANK,
as Lender

By: /s/Key Coker
Name: Key Coker
Title: Executive Vice President

[Signature pages continued on the following page]

COMERICA BANK,
as Lender

By: /s/Gerald R. Finney, Jr.
Name: Gerald R. Finney, Jr.
Title: Vice President

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